SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                  -----------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                November 27, 2000
                Date of Report (Date of earliest event reported)



                                 PE CORPORATION
               (Exact Name of Registrant as Specified In Charter)



        Delaware                    1-4389                   06-1534213
(State or Other Jurisdiction     (Commission               (IRS Employer
     of Incorporation)             File No.)             Identification No.)



                                 761 Main Avenue
                         Norwalk, Connecticut 06859-0001
          (Address of Principal Executive Offices, Including Zip Code)


                                 (203) 762-1000
              (Registrant's telephone number, including area code)

Item 5.  Other Items.

         On November 27, 2000, PE Corporation (the "Company") announced that it will change the Company's corporate name to Applera Corporation and the name of the Company's PE Biosystems Group to the Applied Biosystems Group, effective November 30, 2000 (the "Name Changes"). In connection with the Name Changes, the stock symbol for the Applera Corporation - Applied Biosystems Group Common Stock on the New York Stock Exchange will change from "PEB" to "ABI," effective November 30, 2000. The stock symbol for the Applera Corporation - Celera Genomics Group Common Stock will remain "CRA."

         The Company will also change its web address to www.applera.com from www.pecorporation.com, effective November 30, 2000.

         Certificates which prior to the Name Changes represented shares of PE Corporation - PE Biosystems Group Common Stock will after the Name Changes represent shares of Applera Corporation - Applied Biosystems Group Common Stock, and certificates which prior to the Name Changes represented shares of PE Corporation - Celera Genomics Group Common Stock will after the Name Changes represent shares of Applera Corporation - Celera Genomics Group Common Stock.

         The Name Changes were announced and further described in a press release issued by the Company on November 27, 2000, a copy of which is filed as
Exhibit 99 to this Report and is incorporated by reference into this Item 5.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         The following exhibit is filed with this Report:

         Exhibit No.                         Description

         99              Press Release of the Company issued November 27, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 PE CORPORATION



                                                 By: /s/ Thomas P. Livingston
                                                    ----------------------------
                                                    Thomas P. Livingston
                                                    Secretary









Dated:  November 27, 2000

                                  EXHIBIT INDEX


      Exhibit No.                            Description

      99                  Press Release of the Company issued November 27, 2000.